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Exhibit 25

        UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2)    ☐

SunTrust Bank
(Exact name of trustee as specified in its charter)

Georgia (Jurisdiction of incorporation or organization if not a U.S. national bank)	58-0466330 (I.R.S. Employer Identification Number)
303 Peachtree Street Suite 300 Atlanta, Georgia 30303 (Address of principal executive offices) (Zip Code)

Craig A. Robinson
Trust Officer
SunTrust Bank
Corporate Trust HDQ 5310
919 East Main Street
Richmond, Virginia 23219
(804) 782-5853
(Name, address and telephone number of agent for service)

McCormick & Company, Incorporated
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0408290 (I.R.S. Employer Identification Number)
18 Loveton Circle Sparks, Maryland 21152 (Address of principal executive offices) (Zip Code)

Debt Securities
(Title of the indenture securities)

1.
General information.

  Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      DEPARTMENT OF BANKING AND FINANCE,
      STATE OF GEORGIA
      ATLANTA, GEORGIA

      FEDERAL RESERVE BANK OF ATLANTA
      104 MARIETTA STREET, N.W.
      ATLANTA, GEORGIA

      FEDERAL DEPOSIT INSURANCE CORPORATION
      WASHINGTON, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      YES.

2.
Affiliations with the obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

      NONE.

3-12.
NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER ANY INDENTURES UNDER WHICH SUNTRUST BANK IS TRUSTEE.

13.
Defaults by the Obligor.

(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

  (b)
  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15.
NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER ANY INDENTURES UNDER WHICH SUNTRUST BANK IS TRUSTEE.

16.
List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility. (Exhibits identified in parentheses are filed with the Securities and Exchange Commission and are incorporated herein by

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  reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.)

  (1)
  A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

  (2)
  A copy of the certificate of authority of the trustee to commence business (Included in Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

  (3)
  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 2 and 3 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

  (4)
  A copy of the existing by-laws of the trustee as now in effect (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

  (5)
  Not applicable.

  (6)
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  (7)
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2004.

  (8)
  Not applicable.

  (9)
  Not applicable.

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Signature

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 24th day of January, 2005.

SunTrust Bank (Trustee)
By:	/s/ CRAIG A. ROBINSON Craig A. Robinson Trust Officer

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Exhibit 1 to Form T-1

ARTICLES OF INCORPORATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 2 to Form T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Included in Exhibit 1 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 3 to Form T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Incorporated by reference to Exhibit 2 and 3 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 4 to Form T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 5 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Debt Securities of McCormick & Company, Incorporated, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SunTrust Bank
January 24, 2005	By:	/s/ CRAIG A. ROBINSON Craig A. Robinson Trust Officer

Exhibit 7 to Form T-1

REPORT OF CONDITION

(ATTACHED)

SunTrust Bank 303 Peachtree Street, NE Atlanta, GA 30308 FDIC Certificate Number — 00867 Web Address: http://www.suntrust.com	FFIEC 031 Consolidated Report of Condition for September 30, 2004

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands			RCFD	Bil	Mil	Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	3,647,232			1.a
	b. Interest-bearing balances (2)			0071	23,191			1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0			2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	22,069,096			2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	397,175			3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	3,728,753			3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	4,602,916			4.a
	b. Loans and leases, net of unearned income	B528	84,567,508					4.b
	c. LESS: Allowance for loan and lease losses	3123	887,706					4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	83,679,802			4.d
5.	Trading assets (from Schedule RC-D)			3545	1,203,501			5
6.	Premises and fixed assets (including capitalized leases)			2145	1,385,939			6
7.	Other real estate owned (from Schedule RC-M)			2150	15,593			7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0			8
9.	Customers' liability to this bank on acceptances outstanding			2155	12,465			9
10.	Intangible assets:
	a. Goodwill			3163	886,405			10.a
	b. Other intangible assets (from Schedule RC-M)			0426	617,641			10.b
11.	Other assets (from Schedule RC-F)			2160	4,019,085			11
12.	Total assets (sum of items 1 through 11)			2170	126,288,794			12

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.
(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank Legal Title of Bank

FDIC Certificate Number—00867

Schedule RC—Continued

	Dollar Amounts in Thousands				Bil	Mil	Thou

LIABILITIES
13.	Deposits:
				RCON
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	78,538,237			13.a
	(1) Noninterest-bearing (4)	6631	11,287,963					13.a.1
	(2) Interest-bearing	6636	67,250,274					13.a.2
				RCFN
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	6,926,225			13.b
	(1) Noninterest-bearing	6631	0					13.b.1
	(2) Interest-bearing	6636	6,926,225					13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:			RCON
	a. Federal funds purchased in domestic offices (5)			B993	3,283,337			14.a
				RCFD
	b. Securities sold under agreements to repurchase (6)			B995	8,189,814			14.b
15.	Trading liabilities (from Schedule RC-D)			3548	806,764			15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	13,070,602			16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding			2920	12,465			18
19.	Subordinated notes and debentures (7)			3200	2,149,421			19
20.	Other liabilities (from Schedule RC-G)			2930	2,608,898			20
21.	Total liabilities (sum of items 13 through 20)			2948	115,585,763			21
22.	Minority interest in consolidated subsidiaries			3000	967,600			22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus			3838	0			23
24.	Common stock			3230	21,600			24
25.	Surplus (exclude all surplus related to preferred stock)			3839	3,245,229			25
26.	a. Retained earnings			3632	5,755,540			26.a
	b. Accumulated other comprehensive income (8)			B530	713,062			26.b
27.	Other equity capital components (9)			A130	0			27
28.	Total equity capital (sum of items 23 through 27)			3210	9,735,431			28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	126,288,794			29

Memorandum
 To be reported only with the March Report of Condition.

		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003	6724	N/A
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16,"Other borrowed money."
(6)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)
Includes limited-life preferred stock and related surplus.
(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1

(Intentionally Omitted. Not Applicable.)

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Signature
Exhibit 1 to Form T-1
Exhibit 2 to Form T-1
Exhibit 3 to Form T-1
Exhibit 4 to Form T-1
Exhibit 5 to Form T-1
Exhibit 6 to Form T-1
Exhibit 7 to Form T-1
Exhibit 8 to Form T-1
Exhibit 9 to Form T-1